Exhibit 8

                            [WINTHROP WEINSTINE LOGO]

_____________ __, 2009

American Church Mortgage Company
10237 Yellow Circle Drive
Minnetonka, Minnesota  55343

Re:   American Church Mortgage Company

Ladies and Gentlemen:

      We have acted as special United Stated federal income tax counsel to American Church Mortgage Company, a Minnesota corporation (the "Company"), with respect to the preparation and filing by the Company of a Registration Statement on Form S-11 (the "Registration Statement"), containing a prospectus (the "Prospectus"), under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder (collectively the "1933 Act"), with respect to the registration of $20,000,000 of Series C Secured Investor Certificates (the "Certificates") of the Company.

      In connection with rendering the opinions expressed below, we have examined originals (or copies identified to our satisfaction as true copies of the originals) of the following documents (collectively, the "Reviewed Documents"):

      (1)   the Company's Articles of Incorporation (the "Company Charter");

      (2)   the Company's Bylaws (the "Company Bylaws");

      (3)   the Registration Statement; and

      (4) such other documents that the Company may have presented to us from time to time.

      In addition, we have relied upon the factual representations contained in the Company's certificate, dated as of the date hereof (the "Officer's Certificate"), executed by a duly appointed officer of the Company, setting forth certain representations relating to the organization and operation of the Company.

      For purposes of our opinions, we have not made an independent investigation of the information set forth in the documents that we have reviewed or on which we have relied. We consequently have assumed that the information, including all representations and statements of a factual nature, presented in such documents or otherwise furnished to us by the Company accurately and completely describes all material information relevant to our opinions and that all of the obligations imposed by any such documents on the parties thereto have been, and will be,

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American Church Mortgage Company
_____________ __, 2009
Page 2

performed or satisfied in accordance with their terms. Any representation or statement in any such document or otherwise furnished to us that has been made "to the best of our knowledge" or otherwise similarly qualified is assumed to be correct and complete. In the course of our representation of the Company, no information has come to our attention that would cause us to question, in a material way, the accuracy or completeness of the documents that we have reviewed or on which we have relied or the information, including representations and statements, that is contained in such documents or otherwise furnished to us. Any alteration of the information that is set forth in the documents that we have reviewed or on which we have relied or the information that otherwise was furnished to us may adversely affect our opinions.

      In our review, we have assumed the genuineness of all signatures, the proper execution of all documents, the legal capacity of natural persons executing such documents, the authenticity of all documents that we have reviewed or on which we have relied as originals, the conformity to originals of documents that we have reviewed or on which we have relied as copies, and the authenticity of the originals from which any copies were made. We also have assumed that the Company or any entities in which it holds, or will hold, direct or indirect ownership interests will not take any action after the date of this opinion letter that would alter the information upon which the opinions set forth in this opinion letter are based.

      In rendering these opinions, we have assumed that the transactions contemplated by the Reviewed Documents will be consummated in accordance with the terms and provisions of such documents, and that such documents accurately reflect the material facts of such transactions. In addition, the opinions are based on the correctness of the following specific assumptions:

      (i) The Company will be operated in the proposed manner described in the Company Charter, the Company Bylaws, and the Registration Statement, and all terms and provisions of such agreements and documents will be complied with by all parties thereto; and

      (ii) The Company is a duly formed corporation under the laws of the State of Minnesota.

      The opinions set forth in this opinion letter are based on relevant provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder by the United States Department of the Treasury (the "Regulations") (including temporary Regulations), and interpretations of the foregoing as expressed in court decisions, the legislative history, and existing administrative rulings and practices of the Internal Revenue Service (the "IRS") (including the IRS's practices and policies in issuing private letter rulings, which are not binding on it except with respect to the taxpayer that receives a private letter ruling), all as of the date hereof. It should be noted that the Code, the Regulations, and judicial decisions and administrative interpretations of both the Code and the Regulations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date of this opinion letter in any of the foregoing bases for our opinions could affect them.

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American Church Mortgage Company
_____________ __, 2009
Page 3

      It also must be noted that the qualification and taxation of the Company as a REIT will depend upon its ability to meet annually, based on its actual annual operating results, distribution levels, and diversity of share ownership, the various REIT qualification requirements imposed under Sections 856 through 860 of the Code and the Regulations. No assurances can be given that the actual, annual results of the Company for any one taxable year will satisfy all of REIT qualification requirements under Sections 856 though 860 of the Code for such taxable year.

      Based upon and subject to the foregoing, it is our opinion that:

            1. The Company has been organized in a manner that will permit it to satisfy the requirements under Sections 856 through 860 of the Code for qualification and taxation as a REIT for the taxable year 2009. The Company's proposed method of operation, as described in the Prospectus, will permit the Company to satisfy the requirements for qualification and taxation as a REIT under Sections 856 through 860 of the Code with respect to 2009 and subsequent taxable years. The Company's status as REIT under the Code with respect to 2009 and each subsequent taxable year, however, will depend upon the Company's actually satisfying the REIT requirements of Sections 856 through 860 of the Code with respect to 2009 and each subsequent taxable year. Thus, because the Company's satisfaction of the requirements of Sections 856 through 860 of the Code will depend upon future events in 2009 and each subsequent taxable year, including the final determination of the Company's financial and operating results for 2009 and each subsequent taxable year, we cannot opine that the Company actually will satisfy the requirements under Code Sections 856 though 860 to qualify as a REIT with respect to 2009 or any subsequent taxable year. We will not review the annual results of the Company to determine whether the Company actually met the REIT qualification requirements with respect to a taxable year.

            2. The discussion in the Registration Statement under the heading "Federal Income Tax Consequences Associated with the Certificates" to the extent that it constitutes matters of federal income tax law or legal conclusions relating thereto, is our opinion as to the material United States federal income tax consequences of the acquisition, ownership, and disposition of the Certificates.

      The foregoing opinions are limited to the matters specifically discussed herein, which are the only matters to which the Company has requested our opinions. Other than as expressly stated above, we express no opinion on any issue relating to the Company or to any investment therein, including, except as set forth above, the tax consequences, whether federal, state, local, or foreign, of the acquisition, ownership, and disposition of the Certificates. We are furnishing this opinion letter to the Company solely in connection with the Registration Statement relating to the Certificates. Neither the Company for any other purpose, any debt investor with respect to the Company (other than holders of the Certificates with respect to the Certificates only), nor any equity investor with respect to the Company may rely on this opinion letter.

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American Church Mortgage Company
_____________ __, 2009
Page 4

      We assume no obligation to advise the Company of any changes in the foregoing subsequent to the date of this opinion letter, and we are not undertaking to update this opinion letter from time to time. The Company should be aware that an opinion of counsel represents only counsel's best legal judgment, that the opinion has no binding effect or official status of any kind, and that no assurance can be given either that the IRS may not take contrary positions or that a court considering the issues would not hold otherwise.

      We consent to the use of our name wherever it appears in the Registration Statement with respect to the discussion of the material United States federal income tax consequences of the acquisition, ownership, and disposition of the Certificates and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act, and we do not admit that we are "experts" within the meaning of such term as used in the 1933 Act with respect to any part of the Registration Statement, including this opinion letter as an exhibit or otherwise.

Very truly yours,

WINTHROP & WEINSTINE, P.A.

A Shareholder